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                                   EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Columbia Financial of Kentucky, Inc., filed on August 20, 1999, of our report dated November 2, 1999, on the 1999 Consolidated Financial Statements of Columbia Financial of Kentucky, Inc.




                          /s/ VonLehman & Company Inc.


Fort Mitchell, Kentucky
December 23, 1999